September 4, 2025
MediaAlpha Announces $32.9 Million Private Stock Repurchase

LOS ANGELES, September 4, 2025 – MediaAlpha, Inc. (NYSE: MAX), the leading marketing technology platform powering real-time customer acquisition for the insurance industry, today announced that it has repurchased 3,234,894 shares of its Class A common stock at a price of $10.17 per share (a total of approximately $32.9 million) in a privately negotiated transaction with entities affiliated with Insignia Capital Group, L.P. (“Insignia”). The purchase price represents a discount of approximately 5.5% to the closing price of MediaAlpha’s Class A common stock on September 2, 2025.

“This stock repurchase reflects our confidence in MediaAlpha’s strategy, execution and multi-year growth prospects,” said Pat Thompson, Chief Financial Officer. “Privately repurchasing these shares at a discount is immediately accretive, underscoring our disciplined approach to capital allocation and commitment to creating value for shareholders. With robust cash flow generation and a strong balance sheet, we are well-positioned to continue investing in innovation while also returning capital to shareholders.”

Tony Broglio, Insignia Managing Partner, said, “Our desire to sell our remaining shares in MediaAlpha is tied to the lifecycle of our private equity fund. We are proud to have supported MediaAlpha’s journey and are confident the company will continue to thrive in the years ahead.”

The private stock repurchase was approved by a Special Committee of MediaAlpha’s Board of Directors, comprised solely of independent and disinterested directors not affiliated with Insignia. Insignia exchanged its 3,234,894 shares of Class B common stock, together with an equivalent number of Class B-1 units of the Company’s QL Holdings, LLC subsidiary, for the 3,234,894 shares of Class A common stock repurchased. The repurchased shares will be canceled and retired.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s confidence in its strategy, execution and multi-year growth prospects, and its expectations regarding cash flow generation, continued investment, and returning capital to shareholders. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These forward-looking statements are based on current expectations, estimates, and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K filed on February 24, 2025 and the Forms 10-Q filed on April 30, 2025 and August 6, 2025. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

About MediaAlpha

We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,200 active partners, excluding our agent partners, we connect insurance carriers with online shoppers and generated nearly 119 million Consumer Referrals in 2024. Our programmatic advertising technology over the twelve months ended June 30, 2025 powered $1.9 billion in spend on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.

Investor Contact

Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com